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                                                                    Exhibit 5.01


                        [O'MELVENY & MYERS LETTERHEAD]

                                      May
                                      3rd
                                      1 9 9 5



                                                                     815,040-021
                                                                          644034


Southwest Gas Corporation
5241 Spring Mountain Road
Las Vegas,  Nevada  89102


                 Re:      Common Stock of Southwest Gas Corporation

Ladies and Gentlemen:

                 At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") filed by Southwest Gas Corporation (the "Company") with the Securities and Exchange Commission in connection with the registration of $300,000,000 aggregate initial offering price of Debt Securities, Preferred Stock, Depositary Shares and Common Stock, the Prospectus dated April 21, 1995 (the "Prospectus") and the Prospectus Supplement dated May 3, 1995 (the "Prospectus Supplement") with respect to the issuance of up to 2,300,000 shares of the Company's Common Stock (the "Common Stock") thereunder. We are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, registration, issuance and sale of the Common Stock.

                 Subject to the proposed additional proceedings with respect to the Common Stock being taken and completed as now are contemplated prior to the issuance and sale of the Common Stock, upon the issuance and sale thereof in the manner referred to in the Registration Statement, the Prospectus and the Prospectus Supplement, the Common Stock will be legally and validly issued, fully paid and nonassessable.
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Page 2 - Southwest Gas Corporation - May 3, 1995

                 We consent to the inclusion of this opinion in the Current Report on Form 8-K dated May 3, 1995 which is incorporated by reference in the Registration Statement, Prospectus and Prospectus Supplement.

                                                   Respectfully submitted,

                                                   O'MELVENY & MYERS